UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2009
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-99.2

     Explanatory Note: Entertainment Properties Trust (the “Company”) filed a Current Report on July 28, 2009 (the “Initial Filing”) pursuant to which it disclosed under Item 2.02 its results of operations and financial condition for the second quarter and six months ended June 30, 2009. The press release containing such information was attached as Exhibit 99.1 to the Initial Filing. In addition, the Company disclosed under Item 2.02 in the Initial Filing supplemental operating and financial data for the second quarter and six months ended June 30, 2009. The supplemental operating and financial data was contained in Exhibit 99.2 to the Initial Filing (“Old Exhibit 99.2”).
     This Amendment on Form 8-K/A only amends the Initial Filing by replacing Old Exhibit 99.2 to the Initial Filing with Exhibit 99.2 to this Amendment on Form 8-K/A in order to correct certain printer errors and other information. Exhibit 99.2 to this Amendment on Form 8-K/A corrects the following information contained in Old Exhibit 99.2: (1) the heading of “For the Six Months Ended June 30, 2009” on page 7 has been corrected to state “For the Three Months Ended June 30, 2008”, (2) the heading of “For the Six Months Ended June 30, 2009” on page 8 has been corrected to state “For the Six Months Ended June 30, 2008”, (3) the asset type classifications listed on page 10 were corrected for “Southern Theatres”, “Ascentia Wine Estates, LLC” and “SVVI, LLC”, and (4) the amounts shown on page 12 under the column “Amount With Extensions” for “2012”, “2013” and “Thereafter” have been changed to “435,247”, “127,822” and “537,610”, respectively.
     Except as described in the immediately preceding sentence, all other disclosures contained in the Initial Filing and all exhibits thereto are not amended hereby in any manner.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.2	Supplemental Operating and Financial Data for the second quarter and six months ended June 30, 2009 issued by Entertainment Properties Trust.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: August 4, 2009

INDEX TO EXHIBITS

Exhibit	Description

Exhibit 99.2	Supplemental Operating and Financial Data for the second quarter and six months ended June 30, 2009 issued by Entertainment Properties Trust.